Brown & Wood Draft
                                                              December 14, 2000


               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
               ------------------------------------------------

     This is an Assignment, Assumption and Recognition Agreement (this "Agreement") made this 18th day of December, 2000, among Greenwich Capital Financial Products, Inc. (the "Original Owner"), Bankers Trust Company of California, N.A., as trustee of HarborView Mortgage Loan Trust 2000-2 (the "Subsequent Purchaser") and Washington Mutual Bank, FA ("WMBFA").

                                   RECITALS

     A. The mortgage loans listed on Exhibit One hereto (the "Serviced Loans") are currently being serviced by WMBFA for the Original Owner pursuant to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of October 1, 2000, as amended by the First Amendment (the "First Amendment"), dated as of October 1, 2000 (the "Servicing Agreement"), between the Original Owner, Washington Mutual Bank, Washington Mutual Bank fsb and WMBFA, a copy of which is annexed hereto as Exhibit Two.

     B. The Original Owner proposes, pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000, between the Original Owner and the Subsequent Purchaser, to transfer the Serviced Loans to the Subsequent Purchaser as part of a publicly issued and privately placed mortgage-backed securities transaction.

     C. Section 24 of the Servicing Agreement provides that, among other things, the Original Owner may assign the Servicing Agreement to any person to whom any "Mortgage Loan" (as that term is defined in the Servicing Agreement) is transferred, whether pursuant to a sale or financing. Pursuant to Section 12 of the Servicing Agreement, the Original Owner may, subject to certain conditions set forth therein, effect one or more "Pass-Through Transfers" (as that term is defined in the Servicing Agreement) with respect to some or all of the Mortgage Loans.

     D. In consideration of the mutual promises contained herein the parties hereto agree that the Serviced Loans shall be subject to the terms of this Agreement.

                                  Warranties
                                  ----------

     1. The Original Owner and WMBFA mutually warrant and represent that, with respect to the Serviced Loans, the Servicing Agreement is in full force and effect as of the date hereof and, except as provided in the First Amendment, a copy of which is included in Exhibit Two, has not been amended or modified in any way with respect to the Serviced Loans and no notice of termination has been given thereunder.

                           Assignment and Assumption
                           -------------------------

     2. The Original Owner hereby assigns to the Subsequent Purchaser all of its right, title and interest in and to the Servicing Agreement as the "Purchaser" thereunder to the extent of the Serviced Loans, and the Subsequent Purchaser hereby assumes, solely as trustee of HarborView Mortgage Loan Trust 2000-2 and not in its individual capacity, all of the Original Owner's right, title and interest in and to (including, without limitation, the Original Owner's obligations under) the Servicing Agreement as the "Purchaser" thereunder to the extent of the Serviced Loans from and after the date hereof, and the Original Owner shall be relieved and released of all of its obligations under the Servicing Agreement to the extent of the Serviced Loans from and after the date hereof.

                    Recognition of the Subsequent Purchaser
                    ---------------------------------------

     3. From and after the date hereof, WMBFA shall recognize the Subsequent Purchaser as the owner of the Serviced Loans and will service the Serviced Loans for the Subsequent Purchaser as if the Subsequent Purchaser and WMBFA had entered into a separate servicing agreement for the servicing of the Serviced Loans in the form of the Servicing Agreement with the Subsequent Purchaser as the "Purchaser" thereunder, the terms of which Servicing Agreement are incorporated herein by reference. It is the intention of the Original Owner, WMBFA and the Subsequent Purchaser that this Agreement will be a separate and distinct servicing agreement with respect to the Serviced Loans, and the entire agreement between WMBFA and the Subsequent Owner to the extent of the Serviced Loans and shall be binding upon and for the benefit of their respective successors and assigns.

     4. The parties hereto hereby agree that, from and after the date hereof, the definition of "Determination Date" in the Servicing Agreement, as it relates to the Serviced Loans, shall be amended to read as follows:

        "With respect to each Distribution Date, the fifth day prior to such Distribution Date, or if such day is not a Business Day, the Business Day immediately following such day."

     5. WMBFA agrees that, from and after the date hereof, all amounts required to be remitted or distributed by WMBFA to the Subsequent Purchaser as "Purchaser" under the Servicing Agreement shall be remitted pursuant to the account held at Bankers Trust Company of California, N.A., entitled "Distribution Account, Bankers Trust Company of California, N.A., as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2000-2, Mortgage Loan Pass-Through Certificates, Series 2000-2", and bearing the account number 31072.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment, Assumption and Recognition Agreement by their duly authorized officers as of the day and year first above written.

                         GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                      (Original Owner)



                         By:_______________________________________
                         Name:
                         Title:



                         BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                             as trustee of HarborView Mortgage Loan Trust 2000-2
                                             (Subsequent Owner)



                         By:_______________________________________
                         Name:
                         Title:



                         WASHINGTON MUTUAL BANK, FA
                                  (WMBFA)



                         By:_______________________________________
                         Name:
                         Title:

                                  EXHIBIT ONE

                            List of Serviced Loans
                            ----------------------

                                  EXHIBIT TWO
                                  -----------

               Copies of Servicing Agreement and First Amendment
               -------------------------------------------------








             MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT




                          WASHINGTON MUTUAL BANK, FA
                            WASHINGTON MUTUAL BANK
                          WASHINGTON MUTUAL BANK fsb
                                              Sellers

                          WASHINGTON MUTUAL BANK, FA
                                             Servicer




                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                           Initial Purchaser






                          Dated as of October 1, 2000

                        Adjustable Rate Mortgage Loans

                               TABLE OF CONTENTS


                                                                       Page

SECTION 1.   Definitions..................................................1

SECTION 2.   Agreement to Purchase ......................................11

SECTION 3.   Mortgage Loan Schedules.....................................11

SECTION 4.   Purchase Price .............................................11

SECTION 5.   Examination of Mortgage Files ..............................12

SECTION 6.   Conveyance from Seller to Initial Purchaser ................13
     Subsection 6.01.   Conveyance of Mortgage Loans;
                        Possession of Servicing Files ...................13
     Subsection 6.02.   Books and Records ...............................13
     Subsection 6.03.   Delivery of Mortgage Loan Documents..............13

SECTION 7.   Representations, Warranties and Covenants of the Seller:
                               Remedies for Breach ......................14
     Subsection 7.01.   Representations and Warranties Respecting
                        the Seller ......................................14
     Subsection 7.02.   Representations and Warranties Regarding
                        Individual Mortgage Loans .......................16
     Subsection 7.03.   Remedies for Breach of Representations
                        and Warranties ..................................22
     Subsection 7.04    Repurchase of Certain Mortgage Loans ............24

SECTION 8.   Closing ....................................................24

SECTION 9.   Closing Documents ..........................................25

SECTION 10.  Costs ......................................................27

SECTION 11.  Servicer Servicing Obligations .............................27

SECTION 12.  Removal of Mortgage Loans from Inclusion under This
             Agreement Upon a Whole Loan Transfer or a Pass-Through
             Transfer on One or More Reconstitution Dates ...............27

SECTION 13.  The Servicer ...............................................30
     Subsection 13.01.    Additional Indemnification by the Servicer ....30
     Subsection 13.02.    Merger or Consolidation of the Servicer .......30
     Subsection 13.03.    Limitation on Liability of the Servicer
                          and Others ....................................31
     Subsection 13.04.    Servicer Not to Resign ........................31
     Subsection 13.05.    No Transfer of Servicing ......................32


SECTION 14.   DEFAULT ...................................................32
     Subsection 14.01.    Events of Default .............................32
     Subsection 14.02.    Waiver of Defaults ............................33

SECTION 15.   Termination ...............................................33

SECTION 16.   Successor to the Servicer .................................34

SECTION 17.   Financial Statements ......................................35

SECTION 18.   Mandatory Delivery: Grant of Security Interest ............35

SECTION 19.   Notices ...................................................35

SECTION 20.   Severability Clause .......................................37

SECTION 21.   Counterparts ..............................................37

SECTION 22.   Governing Law .............................................37

SECTION 23.   Intention of the Parties ..................................37

SECTION 24.   Successors and Assigns ....................................37

SECTION 25.   Waivers ...................................................38

SECTION 26.   Exhibits ..................................................38

SECTION 27.   General Interpretive Principles ...........................38

SECTION 28.   Nonsolicitation ...........................................38

SECTION 29.   Reproduction of Documents .................................39

SECTION 30.   Further Agreements ........................................39

SECTION 31.   Conflicting Provisions ....................................39

SECTION 32.   Obligations of the Sellers ................................39

                                                                      Page
                                                                      ----

                                   EXHIBITS

EXHIBIT 1                  SELLER'S OFFICER'S CERTIFICATE
EXHIBIT 2                  FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3                  SECURITY RELEASE CERTIFICATION
EXHIBIT 4                  ASSIGNMENT AND CONVEYANCE
EXHIBIT 5                  CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6                  FORM OF CUSTODIAL AGREEMENT
EXHIBIT 7                  FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 8                  FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 9                  SERVICING ADDENDUM
EXHIBIT 10                 FORM OF CONFIRMATION

SCHEDULE I                 MORTGAGE LOAN SCHEDULE

             MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT


                     This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of October 1, 2000, by and between Greenwich Capital Financial Products, Inc., having an office at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Initial Purchaser", and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser") and Washington Mutual Bank, FA, a savings association organized under the laws of the United States ("WMBFA"), Washington Mutual Bank fsb, a savings bank organized under the laws of the United States ("WMBfsb"), and Washington Mutual Bank, a Washington state chartered stock savings bank ("WMB"), as sellers (each, "Seller" and, collectively, the "Sellers") and WMBFA, as servicer (the "Servicer").


                             W I T N E S S E T H :

                     WHEREAS, each Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from such Seller, certain conventional adjustable rate residential first lien mortgage loans, (the "Mortgage Loans") as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a "Closing Date");

                     WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

                     WHEREAS, the Purchaser and the Sellers desire that WMBFA service the Mortgage Loans in the manner described in this Agreement;

                     WHEREAS, the Purchaser, the Servicer and the Sellers wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

                     WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

                     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Servicer and the Sellers agree as follows:

                     SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

                     Adjustment Date: With respect to each Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

                     Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

                     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and
(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

                     Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

                     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

                     Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of California, Washington or New York are authorized or obligated by law or executive order to be closed.

                     Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

                     Closing Date: The date or dates on which the Purchaser from time to time shall purchase and one or more Sellers from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                     Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

                     Code: The Internal Revenue Code of 1986, or any successor statute thereto.

                     Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

                     Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and one or more Sellers, in the form annexed hereto as Exhibit 10 (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

                     Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

                     Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled Washington Mutual Bank, FA, as servicer, in trust for the Purchaser and various Mortgagors, Adjustable Rate Mortgage Loans", established at WMBFA (so long as WMBFA maintains short term debt ratings and long term deposit ratings in one of the two highest categories by each of Moody's and S&P) or at another financial institution acceptable to the Purchaser.

                     Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which agreement is annexed hereto as Exhibit 6.

                     Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

                     Cut-off Date: The first day of the month in which the related Closing Date occurs.

                     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                     Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

                     Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth (18th) day.

                     Due Date: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                     Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

                     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or
(iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                     Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled Washington Mutual Bank, FA, as servicer, in trust for the Purchaser and various Mortgagors, Adjustable Rate Mortgage Loans", established at WMBFA (so long as WMBFA maintains short term debt ratings and long term deposit ratings which are rated in one of the two highest categories by each of Moody's and S&P) or at another financial institution acceptable to the Purchaser.

                     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

                     Event of Default: Any one of the events enumerated in
Section 14.01.

                     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

                     Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by a Seller pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

                     FNMA: Fannie Mae or any successor thereto.

                     Gross Margin: With respect to any Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

                     HUD: The United States Department of Housing and Urban Development or any successor thereto.

                     Index: With respect to any Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

                     Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and one or more Sellers sell the first Mortgage Loan Package hereunder.

                     Initial Purchaser: Greenwich Capital Financial Products, Inc., or any successor.

                     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                     Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

                     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

                     Maximum Mortgage Interest Rate: With respect to each Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

                     Minimum Mortgage Interest Rate: With respect to each Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

                     Monthly Advance: The aggregate of the advances made by the Servicer on any Distribution Date pursuant to Section 11.21.

                     Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

                     Moody's: Moody's Investors Service, Inc. or its successor in interest.

                     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing the Mortgage Note.

                     Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

                     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation.

                     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate that interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

                     Mortgage Loan: Each first lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Confirmation and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, exclusive of servicing rights relating thereto.

                     Mortgage Loan Documents: The documents listed in Section 2 of the Custodial Agreement pertaining to any Mortgage Loan.

                     Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Purchaser at least three (3) Business Days prior to the related Closing Date (or such other date specified in the related Confirmation) and attached to this Agreement as
Schedule I on the related Closing Date.

                     Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination;
(13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the original principal amount of the Mortgage Loan;
(16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (17) the first Adjustment Date; (18) the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (20) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (22) the Mortgage Interest Rate at origination; (23) the Periodic Rate Cap; (24) the first Adjustment Date immediately following the Cut-off Date; (25) the Index; (26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (27) a code indicating the documentation style (i.e., full, alternative or reduced); (28) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy; (29) the Appraised Value of the Mortgaged Property; and (30) the sale price of the Mortgaged Property, if applicable. With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.
Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

                     Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

                     Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

                     Net Mortgage Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

                     Nonrecoverable Advance: Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance or Servicing Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

                     Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

                     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

                     Periodic Rate Cap: With respect to each Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest
Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

                     Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                     Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Servicer enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

                     Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

                     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                     Purchase Price: The price paid on the related Closing Date by the Purchaser to a Seller pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

                     Qualified Insurer: Any insurer which meets the requirements of FNMA and FHLMC.

                     Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan,
(iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining terms to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80%, (viii) conform to each representation and warranty set forth in Section 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e. with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause
(ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                     Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                     Reconstitution Agreements: The agreement or agreements entered into by one or more Sellers, the Servicer and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.

                     Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

                     Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                     REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                     REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "Washington Mutual Bank, FA in trust for the Purchaser, as of [date of acquisition of title], Adjustable Rate Mortgage Loans".

                     REO Disposition: The final sale by the Servicer of any REO Property.

                     REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

                     Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of such Mortgage Loan, plus
(ii) interest on such Stated Principal Balance at the Net Mortgage Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to, but not including, the first day of the month following the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

                     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a FNMA eligible condominium project, or
(iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home.

                     Servicing Addendum: The terms and conditions attached hereto as Exhibit 9 which will govern the servicing of the Mortgage Loans by the Servicer during the Preliminary Servicing Period.

                     Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

                     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable or, in the case of a delinquent Mortgage Loan or REO Property, accrue, monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Servicer, or as otherwise proved under Section 11.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

                     Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate specified in the related Confirmation at which the Servicing Fee accrues.

                     Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

                     S&P: Standard & Poor's Ratings Group or its successor in interest.

                     Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal. As to each Mortgage Loan that is a Qualified Substitute Mortgage Loan, as of any date of determination, (i) the principal balance of such Mortgage Loan as of the close of business on the date of substitution after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to such Mortgage Loan representing payments or recoveries of principal.

                     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                     SECTION 2. Agreement to Purchase. Each Seller identified in the related Confirmation agrees to sell, and the Purchaser agrees to purchase, from time-to-time, the Mortgage Loans set forth in the related Confirmation, or such other principal amount of Mortgage Loans as agreed by the Purchaser and such Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser from such Seller on the related Closing Date.

                     SECTION 3. Mortgage Loan Schedules. The applicable Seller or Sellers shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date (or such other date specified in the related Confirmation).

                     SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, portions of the Mortgage Loans shall be priced separately.

                     In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the applicable Seller or Sellers, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Net Mortgage Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.

                     The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the applicable Seller or the Servicer after the related Cut-off Date shall belong to such Seller), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date following the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Servicer shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Servicer to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

                     SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, each Seller shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at such Seller's offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and such Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Confirmation or the Initial Purchaser's underwriting standards, such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the applicable Seller or Sellers, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

                     SECTION 6.    Conveyance from Seller to Initial Purchaser.

                     Subsection 6.01.  Conveyance of Mortgage Loans; Possession
                                       of Servicing Files.

                     Each Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the Mortgage Loans being sold by such Seller in the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

                     Subsection 6.02.   Books and Records.

                     Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Servicer, the related Seller, the Purchaser, the Custodian or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by a Seller or the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan as provided in
Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

                     It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the applicable Seller or Sellers and not a pledge of the Mortgage Loans by such Seller or Sellers to the Purchaser to secure a debt or other obligation of such Seller or Sellers. Consequently, the sale of each Mortgage Loan by a Seller shall be reflected as a sale on such Seller's business records, tax returns and financial statements.

                     Subsection 6.03.  Delivery of Mortgage Loan Documents.

                     Pursuant to the Custodial Agreement to be executed among and delivered by the Initial Purchaser, the Custodian and the Servicer prior to the Initial Closing Date, the Servicer shall, on behalf of the applicable Seller or Sellers, from time to time in connection with each Closing Date, at least three (3) Business Days prior to such Closing Date, deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

                     The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The fees and expenses of the Custodian during such period shall be paid by the Purchaser.

                     The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that , if any such original document has been submitted for recordation, the Servicer shall provide the original of such document within two weeks of receipt from the recording office or, if such original is permanently retained by the recording office, the Servicer shall deliver to the Custodian a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original.

                     SECTION 7. Representations, Warranties and Covenants of the Seller: Remedies for Breach.

                     Subsection 7.01.  Representations and Warranties
                                       Respecting the Seller.

                     Each Seller, severally and not jointly, represents, warrants and covenants to the Purchaser as of the initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance as to itself and, if applicable, as to Mortgage Loans sold by it on such date:

                     (i) WMBFA is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States. WMBfsb is a savings bank, duly organized, validly existing and in good standing under the laws of the United States. WMB is a Washington state chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington. Each Seller is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

                     (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, receivership, conservatorship or reorganization;

                     (iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's charter or bylaws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

                     (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation could reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or could reasonably be expected to have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                     (v) The Seller is an approved seller/servicer for FNMA and FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD;

                     (vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                     (vii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                     (viii) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (A) that prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that could reasonably be expected to prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

                     (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                     (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

                     (xi) The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects.


                  Subsection 7.02.  Representations and Warranties Regarding
                                    Individual Mortgage Loans.

                  Each Seller, severally and not jointly, hereby represents and warrants to the Purchaser that, as to each Mortgage Loan sold by it, as of the related Closing Date for such Mortgage Loan:

                     (i) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

                     (ii) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

                     (iii) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months;

                     (iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                     (v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

                     (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                     (vii) All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                     (viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

                     (ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                     (x) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                     (xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

                     (xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

                     (xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                     (xiv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                     (xv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                     (xvi) The Mortgage Loan is covered by an ALTA lender's title insurance policy (which, has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to FNMA and FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                     (xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

                     (xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                     (xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                     (xx) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD.

                     (xxi) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, are changed on each Adjustment Date, and are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Mortgage Loan is as defined in the related Confirmation. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

                     (xxii) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

                     (xxiii) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                     (xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
(b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                     (xxv) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated which underwriting standards satisfy the standards of FNMA and FHLMC; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

                     (xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

                     (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA and FHLMC and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

                     (xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                     (xxix) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or
(c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                     (xxx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

                     (xxxi) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

                     (xxxii) The Seller has no knowledge of any circumstances or condition existing as of the related Closing Date with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment or adversely affect the value of the Mortgage Loan;

                     (xxxiii) Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Mortgage Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

                     (xxxiv) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                     (xxxv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                     (xxxvi) The Assignment of Mortgage is in blank and in recordable form (except for insertion of applicable recording information) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                     (xxxvii) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                     (xxxviii) No Mortgage Loan has a balloon payment feature;

                     (xxxix) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

                     (x1) No Mortgage Loan which is a Cash-out Refinancing was originated in the State of Texas;

                     (x1i) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

                     (x1ii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian;

                     (x1iii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

                     (x1iv) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.


                  Subsection 7.03.   Remedies for Breach of Representations
                                     and Warranties.

                  It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either a Seller (the "Breaching Seller") or the Purchaser of a breach of any of the foregoing representations and warranties made by the Breaching Seller which materially and adversely affects the value of the Mortgage Loans sold by the Breaching Seller or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan sold by the Breaching Seller), the party discovering such breach shall give prompt written notice to the other.

                  Within 60 days of the earlier of either discovery by or notice to the Breaching Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans sold by the Breaching Seller, the Breaching Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Breaching Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Breaching Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Breaching Seller at the Repurchase Price. The Breaching Seller shall, at the request of the Purchaser and assuming that Breaching Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date. If the Breaching Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date.

                  At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Breaching Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Breaching Seller and the delivery to the Breaching Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Breaching Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

                  As to any Deleted Mortgage Loan for which Breaching Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Breaching Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Assignment of Mortgage and such other documents and agreements as are required by, and within the time period specified in, the Custodial Agreement, with the Mortgage Note endorsed as required therein. The Breaching Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Breaching Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Breaching Seller shall thereafter be entitled to retain all amounts subsequently received by the Breaching Seller in respect of such Deleted Mortgage Loan. The Breaching Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Breaching Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 7.01 and 7.02.

                  For any month in which the Breaching Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Breaching Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Servicer in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Breaching Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

                  In addition to such cure, repurchase and substitution obligation, the Breaching Seller shall indemnify the Purchaser and hold it harmless against (i) any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Breaching Seller's representations and warranties contained in this Section 7 and (ii) reasonable legal fees and expenses incurred by the Purchaser as a result of the Breaching Seller's failure to perform its obligations under this Agreement. It is understood and agreed that the obligations of the Breaching Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection
7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

                  Any cause of action against the Breaching Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Breaching Seller to the Purchaser, (ii) failure by the Breaching Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon the Breaching Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

                  Subsection 7.04   Repurchase of Certain Mortgage Loans.

                  In the event that the first Monthly Payment on a Mortgage Loan due after the related Closing Date is not paid by the last day of the month in which such Monthly Payment is due, the applicable Seller shall repurchase such Mortgage Loan at a price equal to (i) the product of the Stated Principal Balance of such Mortgage Loan times the Purchase Price percentage as stated in the related Confirmation, plus (ii) interest on such Stated Principal Balance at the Net Mortgage Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor through the last day of the month prior to the month in which such Mortgage Loan is repurchased. The foregoing price shall be paid as provided for in Subsection 7.03.

                     SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

                  The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

                  (a) all of the representations and warranties of the Sellers under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) the Initial Purchaser shall have received, or the Initial Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in
                           Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

                  (c) each Seller selling Mortgage Loans on such Closing Date shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

                  (d) all other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Initial Purchaser shall pay to the applicable Seller or Sellers on the related Closing Date the Purchase Price for the Mortgage Loans purchased from such Seller or Sellers, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by such Seller or Sellers.

                  SECTION 9.    Closing Documents.

                  (a) On or before the Initial Closing Date, the Sellers and the Servicer shall submit to the Initial Purchaser fully executed originals of the following documents:

                  1.       this Agreement, in four counterparts;

                  2. the Custodial Agreement, in six counterparts, in the form attached as Exhibit 6 hereto;

                  3. a Custodial Account Letter Agreement in the form attached as Exhibit 7 hereto;

                  4. an Escrow Account Letter Agreement in the form attached as Exhibit 8 hereto;

                  5. an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

                  6.       an Opinion of Counsel to the Seller, in the form of
                           Exhibit 2 hereto;

                  7.       each Seller's underwriting guidelines; and

                  8. If a Seller chooses to use facsimile signatures to endorse Mortgage Notes, the Seller must provide a copy of, and must retain in its corporate records the following specific documentation authorizing the use of facsimile signatures: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on Seller's part; and authorizing Seller's corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors' resolution; and (iii) a notarized "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature.

                  (b) The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

                  1.       the related Confirmation;

                  2. the related Mortgage Loan Schedule, one copy to be attached hereto and one copy to be attached to the Custodian's counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

                  3. a Custodian's Trust Receipt and Initial Certification, as required under the Custodial Agreement, in a form acceptable to the Initial Purchaser;

                  4. an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

                  5. if requested by the Initial Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto; provided that no more than one opinion of counsel shall be required in any six month period unless the Purchaser has determined that a material adverse change may have occurred with respect to any Seller;

                  6. if requested by the Initial Purchaser, an Opinion of Counsel to the Custodian, in a form acceptable to the Initial Purchaser;

                  7.       a Security Release Certification, in the form of
                           Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

                  8. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by a Seller by merger or acquired or originated by a Seller while conducting business under a name other than its present name, if applicable; and

                  9.       an Assignment and Conveyance in the form of Exhibit
                           4 hereto.

                  SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, fees for title policy endorsements and continuations and fees for recording Assignments of Mortgage and the Sellers' attorney's fees, shall be paid by the Sellers. The Purchaser shall be responsible for the fees of the Custodian.

                  SECTION 11. Servicer Servicing Obligations. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 9, which Servicing Addendum is incorporated herein by reference.

                  SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

                  The Sellers, the Servicer and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect either:

                  (1)      one or more Whole Loan Transfers; and/or

                  (2)      one or more Pass-Through Transfers;

provided, however, that unless otherwise agreed in writing, the Servicer shall not be required to recognize the sale or assignment by the Initial Purchaser of any Mortgage Loans included in a Mortgage Loan Package if following such sale or assignment there would be more than three (3) Purchasers with respect to the Mortgage Loans in such Mortgage Loan Package.

                  With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Initial Purchaser, the Seller and the Servicer agree:

                  (1) to cooperate fully with the Initial Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

                  (2) to execute all Reconstitution Agreements provided that each of the Sellers, the Servicer and the Initial Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

                  (3) with respect to any Whole Loan Transfer or Pass-Through Transfer, each applicable Seller shall make the representations and warranties in Subsection 7.01 regarding itself and, if such Whole Loan Transfer or Pass-Through Transfer occurs within 6 months of the related Closing Date or such later period as specified in the related Confirmation, in Subsection 7.02 regarding the Mortgage Loans originally sold by such Seller to the Initial Purchaser pursuant to this Agreement as of the date of the Whole Loan Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer and any events or circumstances existing or arising subsequent to the related Closing Date(s);

                  (4) to deliver to the Initial Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding each of the applicable Seller or Sellers and the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional publicly available information requested by the Initial Purchaser, and to indemnify the Initial Purchaser and its affiliates for material misstatements contained in such information;

                  (5) to deliver to the Initial Purchaser and to any Person designated by the Initial Purchaser, at the Initial Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by a Seller or the Servicer pursuant to clause 4 above as shall be reasonably requested by the Initial Purchaser;

                  (6) to deliver to the Initial Purchaser, and to any Person designated by the Initial Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Initial Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Initial Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Initial Purchaser;

                  (7) to negotiate and execute one or more subservicing agreements between the Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Initial Purchaser in its sole discretion after consultation with the Servicer and/or one or more custodial and servicing agreements among the Initial Purchaser, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Initial Purchaser in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; provided, however, that the Servicer shall be under no obligation to execute any subservicing agreement or custodial and servicing agreement unless the obligations and duties of the Servicer thereunder are not materially different from the obligations and duties of the Servicer during the Preliminary Servicing Period;

                  (8) in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Initial Purchaser's direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Initial Purchaser and one or more nationally recognized rating agencies for "AAA" rated mortgage pass-through transactions which are "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed; provided, however, none of the Sellers nor the Servicer shall be under any obligation to execute any pooling and servicing agreement which
                           (x) requires the Servicer to make remittances other than monthly as provided herein or (ii) imposes any obligations and duties on such Seller or the Servicer that are materially different from the obligations and duties of the Sellers and, during the Preliminary Servicing Period, the Servicer under this Agreement. At the option of the Initial Purchaser, the facilities of the Depository Trust Company ("DTC") may be used in connection with any class of security issued pursuant to any pooling agreement, subject only to the consent of the DTC. If the Initial Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by the Initial Purchaser at its sole discretion, and/or one or more servicing agreements among the Servicer, the Initial Purchaser and a trustee designated by the Initial Purchaser at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph; provided, however, that the Servicer shall be under no obligation to execute any subservicing agreement or servicing agreement unless the obligations and duties of the Servicer thereunder are not materially different from the obligations and duties of the Servicer during the Preliminary Servicing Period.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                  SECTION 13.   The Servicer.

                  Subsection 13.01. Additional Indemnification by the Servicer.

                  The Servicer shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

                  Subsection 13.02. Merger or Consolidation of the Servicer.

                  The Servicer shall keep in full force and effect its existence, rights and franchises as a savings association organized under the laws of the United States except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Servicer to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a FNMA or FHLMC approved seller/servicer and shall satisfy any requirements of
Section 16 with respect to the qualifications of a successor to the Servicer.

                  Subsection 13.03. Limitation on Liability of the Servicer and Others.

                  Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Servicer shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to a Seller's indemnification under Subsection 7.03 or the Servicer's indemnification under Subsection 13.01.

                  Subsection 13.04. Servicer Not to Resign.

                  The Servicer shall not (except in connection with a merger or consolidation permitted pursuant to Section 13.02) assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer in which event the Servicer may resign as servicer. Any such determination permitting the resignation of the Servicer as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 16.

                  Subsection 13.05. No Transfer of Servicing.

                  The Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not (except in connection with a merger or consolidation permitted pursuant to Section 13.02) either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

                  SECTION 14.       DEFAULT.

                  Subsection 14.01. Events of Default.

                  In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                           (i)   any failure by the Servicer to remit to the
Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

                           (ii)   failure on the part of the Servicer duly to
observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser or by the Custodian; or

                           (iii)   a decree or order of a court or agency or
supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                           (iv)   the Servicer shall consent to the appointment
of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                           (v)   the Servicer shall admit in writing its
inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi)   failure by the Servicer to be in compliance
with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                           (vii)   the Servicer ceases to meet the
qualifications of either a FNMA or FHLMC seller/servicer; or

                           (viii)  the Servicer attempts, without the consent
of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or, except in connection with a merger or consolidation permitted pursuant to Section 13.02, to assign this Agreement or the servicing responsibilities hereunder or, except as provided in any Reconstitution Agreement, to delegate its duties hereunder or any portion thereof;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

                  Subsection 14.02. Waiver of Defaults.

                  The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  SECTION 15. Termination. The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to
Section 14. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  SECTION 16. Successor to the Servicer. Prior to termination of Servicer's responsibilities and duties under this Agreement pursuant to
Section 14 or 15, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Servicer as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Subsections 7.01 and 7.02 (in its capacity as a Seller) and the remedies available to the Purchaser under Subsection 7.03 (with respect to the Servicer in its capacity as a Seller) or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02 and 7.03 and 7.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Custodial Agreement provided, however, that such successor shall not assume, and Servicer shall indemnify such successor for, any and all liabilities arising out of the Servicer's acts as servicer. Any termination of the Servicer as servicer pursuant to Section 14 or 15 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

                  The Servicer shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer. The Servicer shall be entitled to the Servicing Fee until such time as it shall be relieved of its duties hereunder as servicer by a successor servicer; provided that the servicer shall not be entitled to the Servicing Fee following termination of the Servicer's rights under this Agreement pursuant to Subsection 14.01 following an Event of Default.

                  SECTION 17. Financial Statements. The Servicer understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Servicer's financial statements of Washington Mutual, Inc. for the most recently completed three fiscal years respecting which such statements are available. The Servicer also shall make available any comparable interim statements of Washington Mutual, Inc. to the extent any such statements are publicly available. The Servicer, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Servicer also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios, to the extent such information is publicly available.

                  The Servicer also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Servicer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Servicer, its loan origination or servicing practices or the financial statements of Washington Mutual, Inc.

                  SECTION 18. Mandatory Delivery: Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the applicable Seller's failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. Each Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan sold by it hereunder and each document and instrument evidencing each such Mortgage Loan to secure the performance by such Seller of its obligation hereunder, and such Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  SECTION 19. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                           (i)      if to the Purchaser:

                                    Greenwich Capital Financial Products, Inc.
                                    600 Steamboat Road
                                    Greenwich, Connecticut  06830

                                    Attn:  Mortgage Finance

                           (ii)     if to the Sellers:

                                    Washington Mutual Bank, FA
                                    1201 Third Avenue, WMT0511
                                    Seattle, Washington  98101
                                    Attention: Mary A. Morehead
                                    Telephone: (206) 377-4798
                                    Telecopy: (206) 554-2717

                                    Washington Mutual Bank fsb
                                    1201 Third Avenue, WMT0511
                                    Seattle, Washington  98101
                                    Attention: Mary A. Morehead
                                    Telephone: (206) 377-4798
                                    Telecopy: (206) 554-2717

                                    Washington Mutual Bank
                                    1201 Third Avenue
                                    Seattle, Washington  98101
                                    Attention: Mary A. Morehead
                                    Telephone: (206) 377-4798
                                    Telecopy: (206) 554-2717

                           (iii)    if to the Servicer:

                                    Washington Mutual Bank, FA
                                    9451 Corbin Avenue (Mail Stop: N010206)
                                    Northridge, CA  91324
                                    Attention:  Gabe Barroso
                                    Telephone: 818-775-8407
                                    Telecopy:  818-775-2819


or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  SECTION 20. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  SECTION 21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  SECTION 22. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

                  SECTION 23. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Sellers are selling, the Mortgage Loans and not a debt instrument of the Sellers or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Sellers, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Sellers shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

                  SECTION 24. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Sellers, the Servicer and the Purchaser and their respective successors and assigns. Subject to Section 12, the Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the applicable Seller or Sellers and such Purchaser, and a separate and distinct Agreement between the applicable Seller and Sellers and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by a Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser. Except in connection with a merger or consolidation permitted pursuant to Section 13.02, this Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the consent of the Purchaser.

                  SECTION 25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  SECTION 26. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  SECTION 27. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  SECTION 28. Nonsolicitation. Each Seller and the Servicer covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude a Seller or the Servicer from (a) engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors, (b) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller or the Servicer to request the refinancing of the related Mortgage Loan, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans), or (d) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, which do not target the Mortgagors.

                  SECTION 29. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 30. Further Agreements. The Sellers, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  SECTION 31. Conflicting Provisions. In the event of a conflict between the terms of any Confirmation and the terms of this Agreement, the terms of the Confirmation shall prevail and control.

                  SECTION 32.Obligations of the Sellers. The obligations and liability of each of the Sellers under this Agreement are several, and no Seller shall be responsible for the obligations of any other Seller under this Agreement. Each representation, warranty, indemnity and covenant made by one Seller under the Agreement is made by, or on behalf of, and with respect to, that Seller only and not to any other Seller.

                  IN WITNESS WHEREOF, the Sellers, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                    WASHINGTON MUTUAL BANK, FA
                                         (Seller)


                                    By: ______________________________
                                    Name: ____________________________
                                    Title:____________________________


                                    WASHINGTON MUTUAL BANK
                                         (Seller)



                                    By: ______________________________
                                    Name: ____________________________
                                    Title:____________________________




                                    WASHINGTON MUTUAL BANK fsb
                                         (Seller and Servicer)

                                    By: ______________________________
                                    Name: ____________________________
                                    Title:____________________________



                                    GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                        INC.
                                              (Initial Purchaser)


                                    By: ______________________________
                                    Name: ____________________________
                                    Title:____________________________

                                   EXHIBIT 1
                                   ---------


                        SELLER'S OFFICER'S CERTIFICATE


          I, ________________________, hereby certify that I am the duly elected ______________ of [SELLER], a ______________ (the "Seller"), and
further certify, on behalf of the Seller as follows:

          1. Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws][Certificate of limited partnership and limited partnership agreement] of the Seller as are in full force and effect on the date hereof.

          2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

          3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the "Purchase Agreement"), dated as of ____ 1, 2000, by and between the Seller and Greenwich Capital Financial Products, Inc. (the "Purchaser");
     (b) the Confirmation, dated _____________ 2000, between the Seller and the Purchaser (the "Confirmation"); [(c) the Custodial Agreement, dated as of ____ 1, 2000, among the Purchaser, the Seller and ____________ (the "Custodial Agreement"); and (d)] any other document delivered prior hereto or on the date hereof in connection with the sale of the Mortgage Loans in accordance with the Purchase Agreement and the Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

          4. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 2000. No event has occurred since ___________________, 2000 which has affected the good standing of the Seller under the laws of the State of ___________.

          5. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

          6. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Confirmation.

                  All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:
       -----------------------------

         [Seal]

                                   [SELLER]
                                   (Seller)


                                   By:
                                      ---------------------------------------
                                   Name:
                                      ---------------------------------------
                                   Title:   Vice President



          I, _______________________, [Assistant] Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
      ---------------------

         [Seal]

                                   [SELLER]
                                   (Seller)


                                   By:
                                        -----------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:   [Assistant] Secretary

                                   EXHIBIT 2
                                   ---------




                  [FORM OF OPINION OF COUNSEL TO THE SELLER]




                        ------------------------------
                                    (Date)



Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

               Re: Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 2000

Gentlemen:

          I have acted as counsel to [SELLER], a _________________ (the "Seller"), in connection with the sale of certain mortgage loans by the Seller to Greenwich Capital Financial Products, Inc. (the "Purchaser") pursuant to
(i) a Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 2000, between the Seller and the Purchaser (the "Purchase Agreement"), the Custodial Agreement, dated as of _____ 1, 2000, among the Seller, the Purchaser, and _________________ (the "Custodial Agreement") [and the Confirmation, dated __________, 2000, between the Seller and the Purchaser (the "Confirmation")]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

          In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

          A.   The Purchase Agreement;
          B.   [The Confirmation;]
          C.   The Custodial Agreement;
          D. The Seller's [Certificate of Incorporation and by-laws][certificate of limited partnership and limited partnership agreement], as amended to date; and
          E. Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the "Board Resolutions").

          For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

          On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

          1. The Seller has been duly [incorporated][formed] and is validly existing and in good standing under the laws of the State of __________ with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement, the Custodial Agreement [and the Confirmation] (sometimes collectively, the "Agreements").

          2. The Purchase Agreement, the Custodial Agreement [and the Confirmation] have been duly and validly authorized, executed and delivered by the Seller.

          3. The Purchase Agreement, the Custodial Agreement [and the Confirmation] constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

          4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement, the Custodial Agreement [and the Confirmation], or the consummation of the transactions contemplated by the Purchase Agreement, the Custodial Agreement [and the Confirmation], except for those consents, approvals, authorizations or orders which previously have been obtained.

          5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement [and the Confirmation,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement, the Custodial Agreement [and the Confirmation] will result in a breach of any term or provision of the [certificate of incorporation or by-laws][certificate of limited partnership or limited partnership agreement] of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of ____________ or federal statute or regulation applicable to the Seller, or
(iii) any order of any State of ____________ or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement and the Custodial Agreement.

          6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or the Custodial Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement or the Custodial Agreement.

          7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

          8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State of ___________. When endorsed, as provided in the Custodial Agreement, the Mortgage Notes will be duly endorsed under ______________ law.

          The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

          A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

          B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 18 of the Purchase Agreement.

          C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

          I am admitted to practice in the State of ___________, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of _________ and the Federal laws of the United States of America.

Very truly yours,

                                   EXHIBIT 3
                                   ---------

                        SECURITY RELEASE CERTIFICATION

          I. Release of Security Interest

          ___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Greenwich Capital Financial Products, Inc. from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of _____ 1, 2000, as of the date and time of receipt by ______________________________ of
$__________ for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution


--------------------------------------------
         (Name)


--------------------------------------------
         (Address)


By:
   -----------------------------------------

                         II. Certification of Release


          The Seller named below hereby certifies to Greenwich Capital Financial Products, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Greenwich Capital Financial Products, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


                                      ________________________________________
                                      Seller


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                   EXHIBIT 4
                                   ---------


                           ASSIGNMENT AND CONVEYANCE


          On this _______ day of ________, 2000, [SELLER(s)] (each, a
"Seller") as the Sellers under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of October 1, 2000 (the "Agreement") does each hereby sell, transfer, assign, set over and convey to Greenwich Capital Financial Products, Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all of its rights, title and interest in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Attachment 1, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 6.03 of the Agreement, each Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each related Servicing File required to be retained to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of any Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by such Seller or the Servicer at the will of the Purchaser in such custodial capacity only.

          Each Seller confirms to the Purchaser that the representation and warranties set forth in Sections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller's Officer's Certificate and all Attachments thereto remain complete, true and correct in all respects as of the date hereof. Each Seller further represents that the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, in the aggregate, have the characteristics specified on the pool summary report attached hereto as Attachment 2.

          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                   [SELLERS]
                                   (Seller)


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                          ------------------------------------

                                   EXHIBIT 5
                                   ---------

                        CONTENTS OF EACH MORTGAGE FILE

          With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the
Custodian:

          1.   Mortgage Loan Documents.

          2.   Residential loan application.

          3.   Mortgage Loan closing statement.

          4.   Verification of employment and income.

          5. Verification of acceptable evidence of source and amount of downpayment.

          6.   Credit report on Mortgagor.

          7.   Residential appraisal report.

          8.   Photograph of the Mortgaged Property.

          9.   Survey of the Mortgaged Property.

          10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

          11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

          12. If available, termite report, structural engineer's report, water potability and septic certification.

          13.  Sales Contract, if applicable.

          14.  Hazard insurance policy.

          15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

          16.  Amortization schedule, if available.

          17. Payment history for Mortgage Loans that have been closed for more than 90 days.

          18. The original lender's title insurance policy in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by FNMA and insuring the Purchaser and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan.

                                   EXHIBIT 6
                                   ---------




                              CUSTODIAL AGREEMENT

                                   EXHIBIT 7
                                   ---------


                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ________________________ __, 2000


To:
   -----------------------------------
   -----------------------------------
   -----------------------------------
          (the "Depository")


          As Servicer under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of October 1, 2000, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "Washington Mutual Bank, FA, as Servicer in trust for the Purchaser and various Mortgagors, Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                  [SERVICER]
                                  (Servicer)


                                  By:
                                     -----------------------------------------

                                  Name:
                                       ---------------------------------------

                                  Title:
                                        --------------------------------------

                                  Date:
                                       ---------------------------------------

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                            ----------------------------------
                                                      Depository

                                            By:
                                               -------------------------------

                                            Name:
                                                 -----------------------------

                                            Title:
                                                  ----------------------------

                                            Date:
                                                 -----------------------------

                                   EXHIBIT 8
                                   ----------

                        ESCROW ACCOUNT LETTER AGREEMENT


                                                                        , 2000
                                                         ------------ --

To:
   -------------------------------
   -------------------------------
   -------------------------------
         (the "Depository")

          As Servicer under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of October 1, 2000, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "Washington Mutual Bank, FA, as servicer in trust for the Purchaser and various Mortgagors, Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                  [Servicer]
                                  (Servicer)


                                  By:
                                     ----------------------------------------

                                  Name:
                                       --------------------------------------

                                  Title:
                                        -------------------------------------

                                  Date:
                                       --------------------------------------

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                  --------------------------------------------
                                                Depository

                                  By:
                                     -----------------------------------------

                                  Name:
                                       ---------------------------------------

                                  Title:
                                        --------------------------------------

                                  Date:
                                       ---------------------------------------

                                   EXHIBIT 9
                                   ---------

                              SERVICING ADDENDUM

          Section 11.01 Servicer to Act as Servicer.

          The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

          Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Servicer.

          Section 11.02 Collection of Mortgage Loan Payments.

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 11.03 Realization Upon Defaulted Mortgage Loans.

          (a) The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, the Servicer shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Servicer shall notify the Purchaser in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within ten
(10) Business Days of receiving such notice. The Servicer shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 11.05.

          (b) Notwithstanding the foregoing provisions of this Section 11.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

          The cost of the environmental audit report contemplated by this
Section 11.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in
Section 11.05(vii).

          If the Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vii).

          (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed or unpaid amount due to the Servicer, pursuant to Section 11.05(ii), (iii), (iv)(b), (vi) or (vii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.

          Section 11.04 Establishment of Custodial Accounts; Deposits in
                        Custodial Accounts.

          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 7.

          The Servicer shall deposit in the Custodial Account on a daily basis and no later than the end of the Business Day following receipt thereof, and retain therein the following payments and collections received by it subsequent to the related Cut-off Date, or received by it prior to the related Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date:

          (i) all payments on account of principal on the Mortgage Loans (including all Principal Prepayments);

          (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee;

          (iii) all Liquidation Proceeds;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (vi) all Monthly Advances;

          (vii) all proceeds of any Mortgage Loan repurchased in accordance with Sections 7.03 and 7.04 and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

          (viii) any amounts required to be deposited by the Servicer pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor;

          (ix) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 11.13;

          (x) any amounts required to be deposited in the Custodial Account pursuant to Section 11.20; and

          (xi) with respect to each Principal Prepayment in full, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Net Mortgage Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (xi) exceed the aggregate amount of the Seller's Servicing Fee in the calendar month in which such deposits are required.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Servicing Fees and payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.19, need not be deposited by the Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iv). The Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

          If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Servicer shall, on or before twelve o'clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

          Section 11.05 Permitted Withdrawals From the Custodial Account.

          The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

          (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.14;

          (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) or Liquidation Proceeds, Condemnation Proceeds, proceeds of an REO Disposition or Insurance Proceeds, in respect of such Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (iii) to reimburse itself for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, proceeds of an REO Disposition and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan, pursuant to Section 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (iv) to pay to itself pursuant to Section 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee (to the extent not already netted from amounts deposited in the Custodial Account) from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

          (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

          (vi) to reimburse the Servicer for any Monthly Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance;

          (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

          (viii) to clear and terminate the Custodial Account on the termination of this Agreement.

          The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above. The Servicer shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

          Section 11.06 Establishment of Escrow Accounts; Deposits in Escrow
                        Accounts.

          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 8.

          The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 11.07 Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

          Section 11.08 Payment of Taxes, Insurance and Other Charges;
                        Maintenance of Primary Insurance Policies; Collections Thereunder.

          With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer shall, in accordance with accepted mortgage servicing practices of prudent lending institutions, take appropriate actions to arrange for the timely payment of all such bills and shall make advances from its own funds to effect such payments, unless the Servicer determines in good faith that any such advance would be a Nonrecoverable Advance. The determination by the Servicer that any proposed payment, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Purchaser.

          The Servicer shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required under this Agreement. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA or applicable law no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non- renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

          In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

          Section 11.09 Transfer of Accounts.

          The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

          Section 11.10 Maintenance of Hazard Insurance.

          The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Sellers or Servicer or, upon request of the Purchaser, to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B:III or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

          Section 11.11 Maintenance of Mortgage Impairment Insurance Policy.

          In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of B:III insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in
Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

          Section 11.12 Fidelity Bond, Errors and Omissions Insurance.

          The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Purchaser.

          Section 11.13 Title, Management and Disposition of REO Property.

          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

          The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File. The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and a separate servicing agreement between the Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within two years or such other period as may be permitted under Section 860G(a)(8) of the Code.

          With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Servicer to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Servicer or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit 7 hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.

          The Servicer shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

          The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances or Servicing Fees with respect to the REO Property, or if any Servicing Advances or Servicing Fees accrue after such date, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any such amounts from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payments to the Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Section 11.14.

          Section 11.14 Distributions.

          On each Distribution Date, the Servicer shall distribute to the Purchaser, (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; plus (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

          All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Servicer or by check mailed to the address of the Purchaser. If the Purchaser purchased Mortgage Loans from more than one Seller, distributions on each Distribution Date may be made by not more than two wire transfers or two checks, as the case may be.

          With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

          Section 11.15 Remittance Reports.

          Within two Business Days following each Determination Date, the Servicer shall deliver electronically to the Purchaser or its designee the determination data with respect to the related Distribution Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions.

          If the Purchaser purchased Mortgage Loans from more than one Seller, the Servicer may submit the foregoing information in two separate reports, one relating to Mortgage Loans sold by WMBFA and one relating to Mortgage Loans sold by WMB and/or WMBfsb.

          Section 11.16 Statements to the Purchaser.

          Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Purchaser or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 11.04 and each category of withdrawal specified in Section 11.05.

          In addition, not more than sixty days after the end of each calendar year, the Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

          The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

          Section 11.17 Real Estate Owned Reports.

          Together with the statement furnished pursuant to Section 11.02, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Section 11.18 Liquidation Reports.

          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

          Section 11.19 Assumption Agreements.

          The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 11.19, the Servicer, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

          In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 11.04.

          Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          Section 11.20 Satisfaction of Mortgages and Release of Mortgage
                        Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification of a servicing officer of the Servicer (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

          In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain a fidelity bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          From time to time and as appropriate for the servicing or foreclosure of a Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Servicer may request pursuant to the Custodial Agreement the release of a portion of the Mortgage File held by the Custodian. The Servicer shall be obligated to return the related Mortgage documents to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, as set forth in the Custodial Agreement.

          Section 11.21 Monthly Advances by the Servicer.

          (a) Not later than the close of business on the Business Day preceding each Distribution Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

          (b) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

          Section 11.22 Servicing Compensation.

          As compensation for its services hereunder, the Servicer shall, subject to Section 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 11.19, NSF fees and late payment charges or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

          Section 11.23 Notification of Adjustments.

          On each Adjustment Date, the Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Upon request of the Purchaser, the Servicer also shall provide notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

          Section 11.24 Statement as to Compliance.

          The Servicer will deliver to the Purchaser not later than April 30 of each year, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

          Section 11.25 Independent Public Accountants' Servicing Report.

          Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the mortgage servicing operations of the Servicer and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance thereunder except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

          Section 11.26 Access to Certain Documentation.

          The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Servicer.

          Section 11.27 Reports and Returns to be Filed by the Servicer.

          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

          Section 11.28 Compliance with REMIC Provisions.

          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

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                                  EXHIBIT 10
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                             FORM OF CONFIRMATION